[COMPANY LOGO]

                                                                  April 12, 2001

Dear Fellow Stockholder:

      You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Journal Register Company, which will be held on Tuesday, May 15, 2001, at The War Memorial, West Lafayette Street, Trenton, New Jersey 08608, at 9:00 a.m., local time.

      The business to be considered and voted upon at the meeting is explained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We hope that many of you will be able to attend our 2001 Annual Meeting in person. If you plan to attend, please write your name on the enclosed admission ticket and bring it with you to the Annual Meeting.

      Whether or not you plan to attend the Annual Meeting in person, it is important that your shares of Common Stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, please sign, date and return the enclosed proxy card in the postage-paid envelope provided.

      Thank you for your support of Journal Register Company.

                           Sincerely,

                           /s/  Robert M. Jelenic

                           Robert M. Jelenic
                           Chairman,  President  and Chief  Executive Officer

                            JOURNAL REGISTER COMPANY
                               STATE STREET SQUARE
                              50 WEST STATE STREET
                             TRENTON, NJ 08608-1298

                                 -----------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2001

                                 -----------

To the Stockholders of Journal Register Company:

      NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Journal Register Company, a Delaware corporation (the "Company"), will be held on Tuesday, May 15, 2001, at The War Memorial, West Lafayette Street, Trenton, New Jersey 08608, at 9:00 a.m., local time, for the following purposes:

1. To elect two Class A directors to hold office until the 2004 Annual Meeting of Stockholders;

2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal year 2001;

3.    To approve the amendment of the 1997 Stock Incentive Plan;

4.    To approve the  continuation  of the  Executive  Incentive  Compensation
      Plan;

5.    To approve the management incentive relating to sold operations;  and

6. To transact such other business as may properly be presented at the 2001 Annual Meeting or any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on March 23, 2001 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the 2001 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof. A list of such stockholders will be available during regular business hours at the offices of the Company at State Street Square, 50 West State Street, Trenton, New Jersey 08608 for the ten days before the meeting, for inspection by any stockholder for any purpose germane to the meeting.

                                          By Order of the Board of Directors,




                                          Jean B. Clifton
                                          SECRETARY

Trenton, New Jersey
April 12, 2001

------------------------------------------------------------------------------
PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 2001 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

------------------------------------------------------------------------------

                            JOURNAL REGISTER COMPANY
                               STATE STREET SQUARE
                              50 WEST STATE STREET
                             TRENTON, NJ 08608-1298

                                   -----------

                                 PROXY STATEMENT

                                   -----------

      This Proxy Statement is being furnished to stockholders of Journal Register Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") from holders of the outstanding shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), for use at the 2001 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 15, 2001 at The War Memorial, West Lafayette Street, Trenton, New Jersey 08608, at 9:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth herein.

      Only holders of record of Common Stock as of the close of business on March 23, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on such date, the Company had 42,863,450 shares of Common Stock issued and outstanding (excluding treasury shares). Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record as of the Record Date.
Holders of Common Stock may not cumulate their votes for the election of directors. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SHARES REPRESENTED BY PROXY WILL BE VOTED "FOR" THE ELECTION, AS DIRECTORS OF THE COMPANY, OF THE TWO NOMINEES NAMED IN THE PROXY TO SERVE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS, "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR 2001, "FOR" THE APPROVAL OF THE AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN, "FOR" THE APPROVAL OF THE CONTINUATION OF THE EXECUTIVE
INCENTIVE COMPENSATION PLAN, "FOR" THE APPROVAL OF THE MANAGEMENT INCENTIVE RELATING TO SOLD OPERATIONS AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER WHICH MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

      This Proxy Statement and the accompanying proxy card are being mailed to Company stockholders on or about April 12, 2001.

      Any holder of Common Stock giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Assistant Secretary of the Company, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked or
(iii) at the Annual Meeting, if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows: Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, Attention: Melissa L. Capestro, Assistant Secretary.

      In determining the presence of a quorum at the Annual Meeting, abstentions and broker non-votes (votes withheld by brokers in the absence of instructions from street-name holders) will be included. The Company's Amended and Restated By-laws (the "By-laws") provide that directors are elected by a plurality of the votes cast at the meeting and that all other matters must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter (unless the matter is one for which the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation or the By-laws require a greater vote). Therefore, with respect to any matter requiring approval of the affirmative vote of a majority of the shares present in person or represented by proxy, abstentions will have the same effect as a vote against the matter, but, with respect to the election of directors, abstentions will be excluded when calculating the number of votes cast on the matter. In all instances, broker non-votes will be excluded from the calculation.

                        PROPOSAL 1-ELECTION OF DIRECTORS

      The number of directors of the Company, as determined by the Board, is currently eight. Effective with the 2001 Annual Meeting of Stockholders, the Board has appointed Errol M. Cook to fill the open Class C directorship and to serve until the Annual Meeting of Stockholders to be held in the year 2003. The Board consists of three classes: Class A, Class B and Class C. One of the three classes, comprising approximately one-third of the directors, is elected each year to succeed the directors whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that date, they have resigned, retired or otherwise left office. In accordance with the By-laws, the Board has determined that Class A directors are to be elected at the Annual Meeting, Class B directors are to be elected at the Annual Meeting of Stockholders to be held in the year 2002 and Class C directors are to be elected at the Annual Meeting of Stockholders to be held in the year 2003.

      At the Annual Meeting, two Class A directors are to be elected to the Board, to serve until the Annual Meeting of Stockholders to be held in 2004. The nominees for election at the Annual Meeting are John R. Purcell and Burton B. Staniar. Mr. Purcell is presently a director of the Company. If any of the above nominees is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that any of the above nominees will be unable or unwilling to serve as a director.

      The following table sets forth the name and age (as of the date of the Annual Meeting) of the directors, the class to which each director has been nominated for election, elected or appointed, their principal occupations at present, the positions and offices, if any, held by each director with the Company in addition to their position as a director, and the period during which each has served as a director of the Company.



                                                                              Served as a
                                                                           Director of the
Name                       Age       Principal Occupation-Position Held      Company Since
----                       ---       ----------------------------------    ---------------



CLASS A-2004
John R. Purcell            69   Chairman and Chief Executive Officer of           1997
                                Grenadier Associates Ltd.
Burton B. Staniar          59   Chairman of Knoll, Inc.                           (1)

CLASS B-2002
Jean B. Clifton            40   Executive Vice President, Chief Financial         1997
                                Officer and Secretary
Joseph A. Lawrence         51   Private Investor                                  1997
Gary D. Nusbaum            34   Managing Director of E.M. Warburg, Pincus &       1999
                                Co., LLC

CLASS C-2003
Robert M. Jelenic          50   Chairman, President and Chief Executive           1997
                                Officer
John L. Vogelstein         66   Vice Chairman and President of E.M. Warburg,      1997
                                Pincus & Co., LLC

Errol M. Cook              61   Private Investor and Consultant                   (2)

------------------------------------------------------------------------------

   (1)New nominee to the Board of Directors.

   (2)Appointed by the Board of Directors to fill the open Class C directorship, effective with the 2001 Annual Meeting of Stockholders, to serve until the Annual Meeting of Stockholders to be held in the year 2003.


CLASS A DIRECTORS

      JOHN R. PURCELL has been a director of the Company since June 1997. Mr. Purcell has been Chairman and Chief Executive Officer of Grenadier Associates Ltd., a venture banking firm, since 1989. From 1991 to 1996, Mr. Purcell was also Chairman of Donnelly Marketing, Inc., a data-based direct marketing company. From 1987 to 1990, Mr. Purcell served as Chairman of Mindscape, Inc., an educational and entertainment computer software company. From 1982 to 1986, Mr. Purcell was Chairman and President of SFN Companies, Inc., a communications company. Prior to 1982, Mr. Purcell was also an Executive Vice President of CBS, Inc. and was a Senior Vice President, Finance and Business Operations of Gannett Co., Inc. Mr. Purcell is a director of Bausch & Lomb, Inc., eLoyalty Corp. and Omnicom Group, Inc.

      BURTON B. STANIAR is a new nominee to the Board of Directors. Mr. Staniar is Chairman of Knoll, Inc., a global office furnishing company. Prior to joining Knoll, Inc. in 1994, Mr. Staniar was Chairman of Westinghouse Broadcasting Company, which operates television and radio stations, a television production company and cable programming ventures. He was named Chairman of Westinghouse Broadcasting Company in 1987 after previously serving as President of Group W Cable, Inc. Mr. Staniar has also held marketing and general management positions at Colgate-Palmolive Company and Church & Dwight Co., Inc. Mr. Staniar is a director of Church & Dwight Co., Inc.

CLASS B DIRECTORS

      JEAN B. CLIFTON has been a director of the Company and its predecessors for more than the past ten years. Ms. Clifton is the Executive Vice President, Chief Financial Officer and Secretary of the Company, positions she has held since the Company's inception. Prior to joining the Company, Ms. Clifton, a Certified Public Accountant, was employed by Arthur Young & Co. (a predecessor to Ernst & Young LLP). Ms. Clifton has 15 years of senior management experience in the newspaper industry. Ms. Clifton is a member of the Board of Managers and Executive Committee of AdOne, LLC, the Board of Directors of The Fresh Air Fund and the Postal Affairs and Employee Benefits Committees of the Newspaper Association of America.

      JOSEPH A. LAWRENCE has been a director of the Company since August 1997. From June 1998 to February 1999, Mr. Lawrence was Executive Vice President and Chief Administrative Officer of Qwest. Prior to June 1998, Mr. Lawrence was Executive Vice President of LCI International, Inc. ("LCI"). Mr. Lawrence joined LCI in October 1993 as Senior Vice President of Finance and Development and Chief Financial Officer, assuming the role of Executive Vice President and Chief Financial Officer in August 1997. From 1990 to 1993, Mr. Lawrence was Senior Vice President of Finance and Administration for MCI Communications Corporation's Consumer Markets division and from 1985 to 1990 was Vice President of Finance for MCI Communications Corporation's Mid-Atlantic division.

      GARY D. NUSBAUM has been a director of the Company since February 1999. Mr. Nusbaum has been a General Partner of Warburg, Pincus & Co. ("WP") and a Member and Managing Director of E.M. Warburg, Pincus & Co., LLC ("EMWP") since January 1997. Mr. Nusbaum was a Vice President of Warburg, Pincus Ventures, LLC from January 1995 to December 1996 and was an Associate at Warburg, Pincus Ventures, LLC from September 1989 to December 1994. Mr. Nusbaum is a director of several privately held companies.

CLASS C DIRECTORS

      ROBERT M. JELENIC has been a director of the Company and its predecessors for more than the past ten years. Mr. Jelenic is the Chairman, President and Chief Executive Officer of the Company. He has been President and Chief Executive Officer since the inception of the Company in 1990. A Chartered Accountant, Mr. Jelenic began his business career with Arthur Andersen in Toronto, Canada. Mr. Jelenic has 25 years of senior management experience in the newspaper industry, including 12 years with the Toronto Sun Publishing Corp. Mr. Jelenic is a director of the Newspaper Association of America.

      JOHN L. VOGELSTEIN has been a director of the Company and its predecessors for more than the past ten years. Mr. Vogelstein is a General Partner of WP and a Member, Vice Chairman and President of EMWP, where he has been employed since 1967. Mr. Vogelstein is a director of ADVO, Inc. and Mattel, Inc.

      ERROL M. COOK is a new appointee to the Board of Directors. From 1991 to 1998, Mr. Cook was a General Partner of WP and a Member and Managing Director of EMWP. From 1989 to 1991, Mr. Cook was Managing Director of
Wertheim  Schroder  &  Co.  Prior  to  that,  Mr.  Cook,  a  Certified  Public
Accountant, was a Senior Partner at Ernst & Young LLP. Mr. Cook is a director of Audio Visual Services Corp., several private boards and is a member of the Financial Accounting Standards Board ("FASB") Task Force on Business Combinations.

      THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF
          JOHN R. PURCELL AND BURTON B. STANIAR AS CLASS A DIRECTORS.

                  GENERAL INFORMATION RELATING TO THE BOARD

THE BOARD

      The Board manages the business and affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to two committees. The Board held five meetings in 2000. Each member of the Board attended at least 75% of the aggregate meetings of the Board and the committees thereof of which he or she was a member during 2000 other than Mr. Vogelstein who attended 60% of the meetings of the Board held in 2000.

COMMITTEES OF THE BOARD

      During 2000,  the standing  committees of the Board  consisted of an Audit
Committee,   established  in  September  1997,  and  a  Compensation  Committee,
established in May 1997.

      During 2000, the Audit Committee, consisted of Messrs. Purcell and Lawrence. Both Mr. Purcell and Mr. Lawrence are independent directors as defined in the New York Stock Exchange's listing standards. During 2000, the Audit
Committee held five meetings. The Audit Committee reviews annually the qualifications of the Company's independent certified public accountants, makes recommendations to the Board as to their selection, reviews and holds quality discussions with management prior to filing of the Company's Form 10-K, ensures that the Company's independent auditors have conducted quarterly reviews of the Company's financial statements and holds discussions with the auditors and management regarding such financial statements, reviews the planning, fees and results of the audit and generally performs its oversight responsibilities as described in the Audit Committee Charter attached as Annex A.

      During 2000, the Compensation Committee, consisting of Douglas M. Karp and Messrs. Purcell and Lawrence, held three meetings. On January 29, 2001, Gary D. Nusbaum was elected to the Compensation Committee. The Compensation Committee is responsible for reviewing and approving the amount and type of consideration to be paid to senior management and for administering all executive compensation plans.

COMPENSATION OF DIRECTORS

      Independent directors receive an annual fee of $10,000, a fee of $1,000 for each Board meeting attended in person and a fee of $500 for each Board meeting attended by telephone conference call. All directors are reimbursed for all reasonable expenses incurred in connection with their attendance at Board meetings. Under the Company's 1997 Stock Incentive Plan, the Company grants independent directors, during the term of their directorships, non-qualified stock options ("NQOs") to purchase 10,000 shares of Common Stock annually on terms and conditions specified by the Compensation Committee.

                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning compensation for services in all capacities during 2000, 1999 and 1998 awarded to, earned by or paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company, whose aggregate cash and cash equivalent compensation exceeded $100,000 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE


                                                         Long-Term Compensation
                                   Compensation(1)      -------------------------
                                 -------------------     Securities
Name and                                                 Underlying  LTIP           All Other
Principal Position          Year    Salary($)  Bonus($)  Options(#) Payouts($)(2)  Compensation(3)
------------------          ----    --------  ---------  --------  -------------   ---------------


Robert M. Jelenic,          2000   $900,000   $275,000   320,000    $336,499           $38,367
 Chairman, President and    1999    850,000    250,000   320,000     288,667            26,688
  Chief Executive Officer   1998    825,000    195,000   320,000     255,623            24,750


Jean B. Clifton,            2000    525,000    160,000   160,000     156,332            22,142
 Executive Vice President,  1999    490,000    150,000   160,000     132,639            15,240
  Chief Financial Officer   1998    465,000    125,000   160,000     116,124            13,950
  and Secretary


Thomas E. Rice,             2000    241,878     10,000    24,000      46,151             6,166
 Senior Vice President,     1999    225,000      2,500    24,000      39,290             6,471
  Operations and Publisher  1998    218,750        --     24,000      44,485             5,250
  and Chief Executive
  Officer,  NEW HAVEN
  REGISTER


Allen J. Mailman,           2000    206,000      7,500    25,000      55,679             8,940
 Senior Vice President,     1999    200,000     10,000    25,000      46,719             6,639
  Technology                1998    187,500     12,500    25,000      40,359             5,625

W. Wilson Dorward, (4)      2000    180,625     22,508    20,000        --              4,465
 Senior Vice President,     1999    143,319               20,000        --                233
 Finance and Treasurer      1998       --          --        --         --                --

------------------------------------------------------------------------------

(1) All other annual compensation has been omitted because such compensation (which related only to perquisites and personal benefits) did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive.

(2) Prior to the Company's initial public offering of Common Stock in May 1997 (the "Offering"), the Company maintained a bonus plan (the "StarShare Plan"), which commenced in January 1992 and in which key employees were eligible to participate. Each participant received award units (the "StarShare Units") based on target percentages of his or her base salary. Each StarShare Unit represented a proportionate share of an aggregate dollar amount. Such dollar amount was based on certain performance measures related to the Company's compound annual growth in cash flow and revenue and the Company's reduction in debt and/or equity redemption over a three-year performance period. In general, StarShare Units granted under the StarShare Plan vest at the end of the third year of the grant. Following the applicable vesting period, the values of the StarShare Units are paid to the participants in three equal annual installments, with interest paid on the second and third payments at the applicable treasury note rate from the first applicable payment date. The Company discontinued making grants under the StarShare Plan prior to completion of the Offering and all future payouts with respect to outstanding grants are payable solely in cash.

(3) These amounts include the Company's matching contributions under the Company's 401(k) Plan and Supplemental 401(k) Plan and, during 1999 and

      2000, the value of group term life insurance premiums paid on behalf of the Named Executives by the Company.

(4) Mr. Dorward's employment with the Company began on March 8, 1999. Mr. Dorward's bonus for 1999 was paid in 2000. The 2000 bonus figure includes Mr. Dorward's bonus for both 1999 and 2000.


STOCK OPTION GRANTS

      The following table sets forth information regarding grants of options to purchase shares of Common Stock made by the Company during the fiscal year ended December 31, 2000 to each of the Named Executives. No stock appreciation rights ("SARs") were granted during 2000.

                              OPTION GRANTS IN 2000

                                                                                     Potential
                                                                                  Realizable Value
                                                                                  at Assumed Annual
                       Number of    Percent of                                   Rates of Stock Price
                      Securities   Total Options                                  Appreciation for
                      Underlying     Granted to    Exercise                       Option Term (4)
                       Options      Employees in    Price     Expiration       ----------------------
Name                 Granted(#)(1)     2000(2)   ($/Share)(3)     Date             (5%)        (10%)
----                 -----------   ------------- ------------  ---------       -----------  ---------


Robert M. Jelenic      320,000         36.6%       $14.625    05/01/10         $2,943,227   $7,458,715
Jean B. Clifton        160,000         18.3%        14.625    05/01/10          1,471,613    3,729,357
Thomas E. Rice          24,000          2.7%        14.625    05/01/10            220,742      559,404
Allen J. Mailman        25,000          2.9%        14.625    05/01/10            229,940      582,712
W. Wilson Dorward       20,000          2.3%        14.625    05/01/10            183,952      466,170

------------------------------------------------------------------------------

(1) Options vest and become exercisable in five equal annual installments beginning on the first anniversary of the date of grant.

(2) The Company granted options to purchase a total of 874,950 shares of Common Stock during 2000.

(3) The exercise price was equal to the fair market value of the shares of Common Stock underlying the options on the grant date.

(4) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Common Stock over the term of the options. These assumptions are based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, on the stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the option holder will receive the amounts reflected.

YEAR-END OPTION VALUES

      The following table sets forth information regarding the number and year-end value of unexercised options held at December 31, 2000 by each of the Named Executives. The Named Executives exercised no SARs during fiscal 2000.

                       FISCAL 2000 YEAR-END OPTION VALUES

                       Number of Securities       Value of Unexercised
                      Underlying Unexercised         "In-the-Money"
                        Options at Fiscal           Options at Fiscal
                           Year-End (#)               Year-End ($)
Name                Exercisable/Unexercisable  Exercisable/Unexercisable(1)
----                -------------------------  ----------------------------

Robert M. Jelenic        579,500/1,026,334        $485,609/$1,070,407
Jean B. Clifton          289,748/513,168             242,803/535,205
Thomas E. Rice             45,884/78,590              38,918/81,946
Allen J. Mailman           48,906/82,604              41,684/86,123
W. Wilson Dorward          4,000/36,000               5,375/50,250

------------------------------------------------------------------------------

(1) Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts represent the difference between $16.0625 per share, the fair market value of the Common Stock issuable upon exercise of options at December 31, 2000, and the exercise price of the options, multiplied by the applicable number of options.

COMPENSATION PURSUANT TO PLANS

      1997 STOCK INCENTIVE PLAN

      Prior  to  completion   of  the  Offering,   the  Board  adopted  and  the
stockholders approved the Company's 1997 Stock Incentive Plan (the "1997 Plan"). Set forth below is a discussion of the material terms of the 1997 Plan.

      Subject to adjustment as provided in the 1997 Plan, the 1997 Plan authorizes the granting of up to 4,843,750 shares of Common Stock through: (i) incentive stock options ("ISOs") and NQOs (in each case, with or without related
SARs) to acquire Common Stock, (ii) awards of restricted shares of Common Stock ("Restricted Stock"), and (iii) performance units ("Performance Units") (collectively, "Awards") to such directors, officers and other employees of, and consultants to the Company, its subsidiaries and affiliates, as may be designated by the Compensation Committee or such other committee of the Board as the Board may designate. All directors, officers, employees of, and consultants to the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and affiliates are eligible to receive Awards under the 1997 Plan, provided that (i) consultants are not eligible to receive grants of ISOs and (ii) directors are eligible to receive only NQOs, as described below, and Restricted Stock. Approximately 250 persons are currently active participants in the 1997 Plan. No participant in the 1997 Plan may be granted Awards covering in excess of 700,000 shares of Common Stock in any fiscal year. The current aggregate number of shares available for Awards and the per-participant limitation over the lifetime of the 1997 Plan are 4,843,750 and 2,000,000, respectively, (see "Proposal 3 - Approval of Amendment to the 1997 Stock Incentive Plan") subject to adjustment for certain changes in the Company's capitalization, such as stock dividends or stock splits. Each of the Named Executives received a grant of stock options during 2000. For details regarding the 2000 grants made to the Named Executives, see "Summary Compensation Table" and "Option Grants in 2000."

      The Compensation Committee currently administers the 1997 Plan, approves the eligible participants who will receive Awards, determines the form and terms of the Awards and has the power to fix vesting periods. Subject to certain limitations, the Compensation Committee may from time to time delegate some of its authority under the 1997 Plan.

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that publicly traded companies may not deduct compensation paid to the chief executive officer or any of the four most highly compensated other officers ("Covered Employees") to the extent it exceeds $1,000,000 in any one tax year, unless the payments are made based upon the attainment of objective performance goals that are established by a committee of the Board, in accordance with requirements of Section 162(m) of the Code, based upon business criteria and other material terms approved by stockholders. The 1997 Plan is designed so that options and SARs granted with a fair market value exercise price, and awards of Common Stock designated as "Performance Awards" (as described below), that are made to Covered Employees will be considered performance-based and hence fully deductible. However, the Compensation Committee will have the discretion to grant awards to Covered Employees that will not qualify for the exemption from Section 162(m). Moreover, in certain cases such as death or disability (as described below), Performance Awards may become payable even though the performance goals are not met, in which event the Performance Awards will not be exempt from Section 162(m) and the Company might lose part or all of its tax deduction.

      Under the terms of the 1997 Plan, the Compensation Committee may from time to time grant options to purchase shares of Common Stock at a price (generally payable in cash and/or shares of Common Stock) determined by the Compensation Committee which in the case of ISOs may not be less than the Fair Market Value (as defined in the 1997 Plan) of the shares of Common Stock, as determined by the mean between the highest and lowest sale prices on the New York Stock Exchange or such other exchange on which the Common Stock is listed on the date the option is granted. Generally, options may not be exercised later than ten years after the date of grant. The Compensation Committee may also grant SARs related to the options granted under the 1997 Plan. A SAR would entitle the holder thereof to receive, upon exercise, the appreciation from the option price to the fair market value of the shares of Common Stock on the date of exercise, such appreciation being payable in cash and/or in shares of Common Stock as determined by the Compensation Committee. Exercise of a SAR cancels the related option to the extent of such exercise, and the shares of Common Stock related thereto are not available for future grants under the 1997 Plan.

      The Compensation Committee determines the times at which an option may be exercised. Except as otherwise determined and as set forth below, an option may only be exercised during employment or generally during the three months following termination of employment for any reason other than death, permanent disability, retirement or cause. Upon termination of employment for cause, an option may no longer be exercised. Stock options generally may be exercised during the period of one year after death if the optionee is still in the employ of the Company or any of its subsidiaries or affiliates at the time of death, to the extent exercisable at the time of termination by death. After termination of an optionee's employment with the Company or any of its subsidiaries or affiliates on account of permanent disability, stock options generally may be exercised during the period of three years after the date of termination to the extent exercisable at the time of termination; provided, that in the event of death prior to expiration of the option term following termination of employment for permanent disability, options generally may be exercised during the period of one year following the date of death, to the extent exercisable at the time of death. After an optionee retires from the Company or any of its subsidiaries or affiliates, the optionee's stock options generally may thereafter be exercised to the extent to which they were exercisable at the time of the optionee's retirement and may be exercised at any time during the one-year period following retirement (or such shorter period as the Compensation Committee determines); provided, that in the event of death prior to the expiration of the option, options generally may be exercised during the period of one year following the date of death.

      The 1997 Plan provides that the Compensation Committee may establish option exercise procedures for purposes of permitting an optionee to defer receipt of compensation beyond the date of the option exercise.

      Under the 1997 Plan, the Compensation Committee may also make awards of Restricted Stock. The Compensation Committee may condition the grant or vesting of such awards on the attainment of certain performance goals and/or upon the participant's continued service with the Company or any of its subsidiaries or affiliates. During the period (the "Restricted Period") commencing with the grant of Restricted Stock and ending on attainment of the applicable performance goals or satisfaction of the requisite period of service, the participant is not permitted to sell, transfer, assign or otherwise dispose of the Restricted Stock. The participant generally has the right during the Restricted Period to vote the Restricted Stock and to receive cash dividends paid thereon. However, the Compensation Committee may determine that such cash dividends be deferred and reinvested in additional Restricted Stock and that dividends payable in Common Stock be paid in Restricted Stock. Upon termination of employment prior to the end of the Restricted Period, the Restricted Stock will be forfeited, although the Compensation Committee may waive any remaining restrictions upon termination of employment due to retirement or involuntary termination of employment other than for cause.

      The Compensation Committee may award Performance Units. The Compensation Committee may condition the vesting of such Performance Units on the attainment of specified levels of one or more performance goals described below and/or upon the continued service of the participant. The Performance Units may not be sold, assigned or otherwise transferred during the period (the "Performance Cycle") over which the Performance Units are to be earned. Upon termination of employment prior to the end of the Performance Cycle, the Performance Units will be forfeited, although the Compensation Committee may waive any remaining payment limitations, except as described in the immediately following paragraph, upon termination of employment due to retirement or involuntary termination other than for cause. Subject to the Compensation Committee's approval, a participant may, generally prior to commencement of the Performance Cycle, elect to defer receipt of cash or shares in settlement of the Performance Units. At the end of the Performance Cycle, the Compensation Committee will determine which Performance Units have been earned and will cause to be delivered to the participant a number of shares equal to the number of Performance Units deemed by the Compensation Committee to have been earned or cash equal to the fair market value of such shares.

      The Compensation Committee may designate an award of Restricted Stock or Performance Units to a Covered Employee as a qualified performance-based award ("Performance Award") and condition the vesting of such awards upon the attainment of specified levels of one or more of the following performance goals: earnings per share and/or return on equity. The Compensation Committee does not have the power to waive achievement of such goals, except upon the death or disability of the participant.

      The 1997 Plan provides that the Compensation Committee may establish procedures for the distribution of shares distributable pursuant to Performance Units for purposes of permitting an awardee to defer compensation.

      At the time any Award under the 1997 Plan is granted, the Compensation Committee may grant the participant the right to receive a cash payment in an amount specified by the Compensation Committee, to be paid when the Award results in compensation income to the participant and to help the participant pay the resulting taxes.

      The 1997 Plan also provides that each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or affiliates and is not an officer, director or employee of EMWP or one of its affiliates will receive, during the term of his or her directorship, an annual grant of NQOs to purchase 10,000 shares of Common Stock on terms and conditions specified by the Compensation Committee.

      The 1997 Plan provides for the use of authorized but unissued shares of Common Stock or treasury shares. To the extent that treasury shares are not used, authorized but unissued shares of Common Stock of the Company have been reserved for issuance upon exercise of options or distribution of Awards granted under the 1997 Plan.

      No Awards may be granted under the 1997 Plan after May 6, 2007, but Awards theretofore granted may extend beyond that date. The 1997 Plan may be amended or discontinued by the Board at any time, but no termination may impair the rights of any holders of options or Awards granted prior thereto without such holder's consent. Subject to certain limitations, the Compensation Committee may amend the terms of any Award retroactively or prospectively, but the 1997 Plan does not permit the Compensation Committee to cause a Performance Award to fail to be exempt from Section 162(m) or impair the rights of any holder without the holder's consent. The Compensation Committee has the power to interpret the 1997 Plan and to make all other determinations necessary or advisable for its administration.

      The Company has filed a registration statement covering the issuance of shares of Common Stock pursuant to the 1997 Plan.

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors, consisting solely of independent, non-employee directors, assists the Board in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls. The responsibilities of the Audit Committee are described in the Audit Committee Charter attached as Annex A to this Proxy Statement.

      In December of 1999, the Securities and Exchange Commission and New York Stock Exchange adopted new rules applicable to companies with securities traded on the New York Stock Exchange. Under these new rules, an Audit Committee is required to:

     (i) adopt a formal written charter;

     (ii) consist of at least three directors, each of whom meets certain independence and financial literacy requirements;

     (iii) conduct quality discussions with the Company's independent auditor prior to the filing of the Company's Form 10-K;

     (iv)  ensure  that  the  Company's   independent  auditors  have  conducted
quarterly reviews of the Company's financial statements, engaging in quality discussions with the independent auditors when appropriate;

     (v) disclose whether it has (A) reviewed and discussed the Company's audited financial statements for the last fiscal year with management; (B) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (COMMUNICATIONS WITH AUDIT COMMITTEES); and (C) received and discussed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Statement No. 1 (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES); and

     (vi) disclose whether the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Form 10-K.

      The Audit Committee has adopted a formal written charter, a copy of which is attached as Annex A to this Proxy Statement. The Audit Committee has determined that its members meet the independence and financial literacy requirements of the new rules and expects to comply with the other new structural and membership requirements before they take effect in June 2001. The Audit Committee has made certain that the Company's quarterly and annual financial statements are reviewed by the Company's independent auditors prior to filing and reviewed the Company's quarterly and annual financial statements with management including a discussion of the quality of the accounting principles and the reasonableness of significant judgments and estimates. In preparing for the audit of the Company's financial statements for the fiscal year ending December 31, 2000, the Audit Committee discussed with the Company's independent auditors the overall scope and plans for the audit and discussed the audit of the prior year's financial statements with management. The Audit Committee met with the Company's independent auditors to discuss the results of their annual audit, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting. Relying upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. Based on the Audit Committee's and management's assessment of the performance of Ernst & Young LLP during the audit of the Company's financial statements for the fiscal year ending December 31, 2000, the Audit Committee recommended to the Board of Directors that Ernst & Young LLP be engaged as the Company's independent auditors for fiscal year 2001.

      Respectfully submitted,

      Joseph A. Lawrence

      John R. Purcell

                             COMPENSATION COMMITTEE

                        REPORT ON EXECUTIVE COMPENSATION

      During 2000, the members of the Compensation Committee were Messrs. Karp, Purcell and Lawrence. On January 29, 2001, Gary D. Nusbaum was elected to the Compensation Committee. The Compensation Committee oversees the compensation policies applicable to all employees, including the executive officers, has the responsibility for establishing the specific compensation packages for the Company's Chief Executive Officer and Chief Financial Officer and has the primary responsibility for administering the 1997 Plan and the Executive Incentive Compensation Plan.

EXECUTIVE COMPENSATION POLICY

      The Company's compensation program is designed to achieve four fundamental objectives: (1) to provide competitive salary levels and compensation incentives that attract and retain qualified executives; (2) to motivate executives to achieve specific strategic short-term and long-term objectives of the Company;
(3) to recognize individual performances and achievements, as well as the performance of the Company relative to that of certain of its peers; and (4) to link the interests of its senior management with the long-term interests of the Company's stockholders. During 2000, the Company's compensation program consisted of base salary, an annual incentive bonus and an annual grant of stock options. Base salary provides the foundation for the Company's executive pay; its purpose is to compensate the executive for performing his or her basic duties. The purpose of annual incentive bonuses is to provide recognition for favorable performance and achievement of intermediate-term objectives, while the purpose of long-term incentive plan awards and stock option grants is to provide incentives and rewards for long-term performance and to motivate long-term strategic planning. The Company generally establishes base salary, annual incentive bonuses and other compensation awards primarily based on job responsibilities, prior job performance and Company and/or unit performance.

    BASE SALARIES. Base salaries for the Company's executive officers are established annually and when there is a significant change in the executive's level of responsibility. During 2000, the Company did not utilize any formal survey or other compilation of empirical data on executive compensation paid at other companies. Instead, executive compensation was determined based on a number of factors, including the responsibilities, experience, performance and potential of the executive officers and their period of service at current salary levels. In addition, the Company also considered the financial results of the Company and/or unit and certain non-financial measures. The 2000 stock option grant demonstrates that the Company has continued to transition its compensation program from one based purely on cash to one containing a significant equity component.

    INCENTIVE BONUSES. The Company's executive officers are eligible to receive annual incentive bonuses, which are linked to the operating performance of the Company and/or the operating unit(s) for which they are responsible. The annual incentive bonus is designed to reward selected key employees of the Company who contributed materially to the success of the Company during the most recent fiscal year, thus enabling them to participate in that success as well as providing future incentives. In determining the amount of incentive bonus awarded, the Company takes into account a number of factors including the individual's level of responsibility, performance and achievement of their annual performance goals. For 2000, the Company's Chief Executive Officer received an annual incentive bonus of $275,000. This bonus amount was determined based on a number of factors, including the achievement of the Company's 2000 goals.

    STOCK OPTIONS. Since May 1997, the Company has been utilizing stock options as a means of providing long-term incentives to members of the Company's management. All stock option awards are granted with an exercise price of at least 100% of Fair Market Value (as defined in the 1997 Plan) of the Common Stock on the date of grant and currently vest in increments of 20% annually. Currently, no specific formula is used to determine the number of options granted to employees but instead awards are based on an evaluation of each individual's overall past and expected future contribution to the Company. The 1997 Plan also provides for the grant of other forms of long-term awards including restricted stock, SARs and performance units. The Company's Chief Executive Officer received a grant of 320,000 options during 2000, which have an exercise price of $14.625.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

      In connection with making decisions with respect to executive compensation, the Company has taken into account, as one of the factors considered, the provisions of Section 162(m), which limits the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to Covered Employees.

Respectfully submitted,

Douglas M. Karp

Joseph A. Lawrence

John R. Purcell

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Board of Directors has a Compensation Committee. During fiscal 2000, the Compensation Committee included Douglas M. Karp, Joseph A. Lawrence and John R. Purcell as members. During fiscal 2000, there were no changes in the composition of the Compensation Committee. On January 29, 2001, Gary D. Nusbaum was elected to the Compensation Committee.

                              CERTAIN TRANSACTIONS

      In connection with the Offering, certain affiliates of EMWP (collectively, "Warburg Pincus") executed a voting agreement pursuant to which it agreed with the Company that, with respect to any matter brought to a stockholder vote, Warburg Pincus will vote in its own discretion shares representing no more than 50% of the voting power of the Company's shares entitled to vote on the applicable matter. The shares owned by Warburg Pincus which represent in excess of such 50% will be voted in the same proportion as the shares voted by the other stockholders on the applicable matter.

      Pursuant to a registration rights agreement, Warburg Pincus and certain individuals are entitled to certain registration rights with respect to their respective shares of capital stock of the Company aggregating approximately 25,169,106 shares.

            SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of March 23, 2001, by (i) each person known to the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executives and (iv) all executive officers and directors of the Company, as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective stockholders of the Company.

                                             Amount and
                                               Nature
                                           of Beneficial  Percentage of
Name and Address of Beneficial Owner         Ownership(1)     Class
------------------------------------       --------------  ------------


Warburg, Pincus & Co. (2)                   25,169,106       58.7%
466 Lexington Avenue
New York, NY 10017

New South Capital Management, Inc. (3)       3,618,175        8.4%
1000 Ridgeway Loop Road, Suite 233
Memphis, TN  38120

Gabelli Asset Management Inc. (4)            3,027,200        7.1%
One Corporate Center
Rye, NY  10580

Gary D. Nusbaum (2)(5)                      25,169,106       58.7%
John L. Vogelstein (2)(6)                   25,347,942       59.1%
Robert M. Jelenic (7)(8)                     1,311,218        3.0%
Jean B. Clifton (7)(9)                         654,997        1.5%
John R. Purcell (7)(10)                         81,000         *
Joseph A. Lawrence (7)                          21,750         *
Thomas E. Rice (7)                             111,388         *
Allen J. Mailman (7)(11)                       123,556         *
W. Wilson Dorward (7)                           13,070         *
All  directors and executive officers
as a group  (9 persons)                     27,664,921       62.3%

-----------

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 23, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) These shares are owned by Warburg, Pincus Capital Company Liquidating Trust ("WPCC") and Warburg, Pincus Investors, L.P. ("Investors"). The sole General Partner of WPCC and Investors is WP, a New York general partnership. EMWP manages WPCC and Investors. The members of EMWP are substantially the same as the partners of WP. Lionel I. Pincus is the Managing Partner of WP and the Managing Member of EMWP, and may be deemed to control both WP and EMWP. Of the total number of shares shown, 13,082,757 are owned by WPCC and 12,086,349 are owned by Investors. Gary
      D. Nusbaum and John L. Vogelstein, directors of the Company, are Members and Managing Directors of EMWP and General Partners of WP. As such, Messrs. Nusbaum and Vogelstein may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in an indeterminate portion of the shares beneficially owned by WPCC and Investors. See Notes 5 and 6 on next page.

(3) Based upon information contained in Schedule 13G filed by New South Capital Management, Inc. on February 9, 2001.

(4) Based on information contained in Schedule 13D filed jointly by Gabelli Asset Management Inc. and certain entities and affiliates of Gabelli Asset Management Inc. on February 9, 2001. The reporting persons under such
      Schedule 13D have, in aggregate, sole voting and dispositive power for 3,027,200 shares.

(5) All of the shares indicated as owned by Mr. Nusbaum are owned directly by WPCC or Investors and are included because of his affiliation with WPCC and Investors. Mr. Nusbaum disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act. Mr. Nusbaum's address is c/o E.M. Warburg, Pincus and & Co., LLC, 466 Lexington Avenue, New York, New York 10017. See Note 2 above.

(6) Of the shares indicated as owned by Mr. Vogelstein, 25,169,106 shares are owned directly by WPCC or Investors and are included because of his affiliation with WPCC and Investors. Mr. Vogelstein disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act. The remaining 178,836 shares shown are owned beneficially by Mr. Vogelstein and held in The John L. Vogelstein Revocable Trust. Mr. Vogelstein's address is c/o E.M. Warburg, Pincus and & Co., LLC, 466 Lexington Avenue, New York, New York 10017. See
      Note 2 above.

(7) Includes shares of Common Stock which these individuals have the right to acquire through the exercise of stock options within 60 days of March 23, 2001 as follows: Robert M. Jelenic, 900,666; Jean B. Clifton, 450,332; John R. Purcell, 18,000; Joseph A. Lawrence, 18,000; Thomas E. Rice, 70,778; Allen J. Mailman, 75,208; and W. Wilson Dorward, 12,000.

(8) Includes 250 shares of Common Stock owned by Mr. Jelenic's spouse and 1,800 shares of Common Stock held by Mr. Jelenic as custodian for his children.

(9) Includes 50 shares of Common Stock owned by Ms. Clifton's spouse, 914 shares of Common Stock held by Ms. Clifton as custodian for her children and 600 shares of Common Stock held by Ms. Clifton as custodian for the benefit of her nieces and nephews.

(10) Includes 13,000 shares of Common Stock owned by Mr. Purcell's spouse. Mr. Purcell disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act.

(11)  Includes 1,800 shares of Common Stock owned by Mr. Mailman's spouse.

                       CUMULATIVE TOTAL STOCKHOLDER RETURN

      The following graph shows a comparison of cumulative total returns on the Common Stock against the cumulative total return for the Russell 2000 ("Russell 2000") Index and an index composed of other publicly traded companies that the Company considers its peers ("Peer Group"). The graph assumes an investment of $100 on May 8, 1997 (the date the Common Stock began trading on the New York Stock Exchange) in the Common Stock, and on April 30, 1997 in the Russell 2000 Index and the Peer Group. Cumulative total return assumes reinvestment of dividends. The performance shown is not necessarily indicative of future performance.

               COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN*

                       AMONG JOURNAL REGISTER COMPANY,
                      RUSSELL 2000 INDEX AND THE PEER GROUP

                           [INSERT PERFORMANCE GRAPH]

      * $100 invested on May 8, 1997 in Common Stock or on April 30, 1997 in indices, including reinvestment of dividends.

                                         CUMULATIVE TOTAL VALUES*($)
                                         ---------------------------
                               THE COMPANY   RUSSELL 2000 INDEX    PEER GROUP
                               -----------   ------------------    -----------


May 8, 1997                       $100                $100               $100
June 30, 1997                      142                 110                117
September 30, 1997                 140                 127                127
December 31, 1997                  150                 123                139
March 31, 1998                     149                 135                147
June 30, 1998                      120                 129                138
September 30, 1998                 105                 103                113
December 31, 1998                  107                 119                130
March 31, 1999                      86                 113                119
June 30, 1999                      161                 131                128
September 30, 1999                  98                 122                125
December 31, 1999                  110                 145                132
March 31, 2000                     105                 155                121
June 30, 2000                      130                 149                116
September 30, 2000                 119                 151                121
December 31, 2000                  115                 140                117

      * $100 invested on May 8, 1997 in Common Stock or on April 30, 1997 in indices, including reinvestment of dividends.

     The Peer Group is comprised of the following publicly traded newspaper publishing companies, and is weighted according to market capitalization as of the beginning of each year: (1) A. H. Belo Corporation, (2) Lee Enterprises, Inc., (3) The McClatchy Company, (4) Media General, Inc. and (5) Pulitzer, Inc.


       PROPOSAL 2-RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

      The Board desires to obtain stockholder ratification of the resolution appointing Ernst & Young LLP, MetroPark, New Jersey, as independent auditors for the Company for fiscal year 2001. Ernst & Young LLP served as the Company's auditors for the fiscal year ended December 31, 2000. Fees paid to Ernst & Young LLP for the 2000 fiscal audit were $465,000 and all other fees paid during 2000 were $283,000. The Audit Committee believes that payment for such non-audit services is compatible with maintaining Ernst & Young LLP's independence. During 2000, the Company did not engage Ernst & Young LLP to perform any financial information systems design and implementation services for the Company.

      If the appointment of Ernst & Young LLP is not ratified, the adverse vote will be considered as an indication to the Board that it should select other independent auditors for the following fiscal year. Given the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for fiscal year 2001 will be permitted to stand unless the Board finds other good reason for making a change.

      A representative of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

      THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR 2001.

      PROPOSAL 3-APPROVAL OF AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN

      On March 27, 2001, the Board of Directors of the Company approved certain amendments to the Company's 1997 Stock Incentive Plan, subject to the approval of the stockholders. The amendments, if approved, would increase the number of shares available for grant under the 1997 Plan, increase the maximum number of shares that can be awarded to any one individual under the 1997 Plan and add certain provisions regarding vesting in the event of a change of control of the Company to the 1997 Plan.

      The Board originally adopted and the stockholders approved the 1997 Plan prior to the completion of the Company's Offering in 1997. The purpose of the 1997 Plan is to provide incentive to the directors, officer and key employees to grow and increase the profitability of the business of the Company, which will inure to the benefit of the stockholders of the Company. The purpose of the proposed amendments is to expand and continue the benefits to stockholders under the 1997 Plan. A detailed description of the material terms of the 1997 Plan can be found in the section of this Proxy Statement entitled "Compensation Pursuant to Plans - 1997 STOCK INCENTIVE PLAN."

      The amendments to the 1997 Plan approved by the Board and submitted to the stockholders for their approval and ratification are as follows. First, the aggregate number of shares available for Awards under the 1997 Plan is increased by 1,540,000 shares. Second, the limitation on the number of shares that can be awarded to any one participant over the lifetime of the 1997 Plan is increased by 500,000 shares. Finally, all Awards of options, SARs and restricted stock (including those outstanding on the effective date of the amendment) will automatically vest upon a change of control of the Company (unless the Award to the specific individual provides otherwise). A copy of the amendment approved by the Board is attached as Annex B.

   FEDERAL INCOME TAX CONSEQUENCES OF PLAN PARTICIPATION. Under present federal tax laws and regulations, the federal income tax consequences to the Company and the participants pursuant to the 1997 Plan are as described below. The following discussion is a brief summary of such tax consequences, is not intended to be all inclusive and, among other things, does not cover possible state, local or foreign tax consequences.

      NON-QUALIFIED STOCK OPTIONS. In general, a participant will not be subject to federal income tax upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the difference between the fair market value of the common stock on the date of exercise and the option exercise price will constitute taxable ordinary income to the participant on the date of exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the ordinary income recognized by the participant.

      The participant's basis in the shares of common stock acquired upon exercise of a non-qualified stock option will equal the option exercise price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

      GRANT OF INCENTIVE STOCK OPTIONS AND SARS. A participant will not recognize any taxable income at the time an incentive stock option or SAR is granted and the Company will not be entitled to a federal income tax deduction at that time.

      INCENTIVE STOCK OPTIONS. No ordinary income will be recognized by a participant holding an incentive stock option at the time of exercise. However, the excess of the fair market value of the shares at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise. If the participant holds the shares for the greater of two years after the date the incentive stock option was granted or one year after the acquisition of such shares, the difference between the amount realized upon disposition of the shares and the aggregate option exercise price will constitute a long-term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" (including the use of the shares to exercise subsequent options) within two years after the date of grant or within one year after the date of exercise, the participant will realize taxable ordinary income in an amount equal to the lesser of: (1) the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option exercise price, or (2) the amount realized in such sale, exchange or disqualifying disposition over the aggregate option exercise price. The Company will usually be entitled to a federal income tax deduction equal to such amount. In addition, the participant will have a taxable capital gain equal to the difference, if any, between: (i) the amount realized upon disposition of the shares, and (ii) the sum of the aggregate option exercise price plus the amount of ordinary income on which the participant was taxed.

      STOCK APPRECIATION RIGHTS. Upon the exercise of a SAR, the participant will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock acquired, and the Company will usually be entitled to a corresponding federal income tax deduction. The participant's basis in any shares of Common Stock acquired will be equal to the amount of ordinary income upon which the participant was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss. In order for the full value of SARs to be deductible by the Company for federal income tax purposes, the Company may intend for such SARs to be treated as "qualified performance-based compensation," in which case, such SARs granted shall be subject to additional requirements.

      WITHHOLDING TAXES. Withholding taxes must be paid by the participant at the time of exercise of any non-qualified stock option or SAR prior to the delivery of shares. In respect of incentive stock options, any applicable withholding taxes must be paid when and to the extent ordinary income to the participant is recognized for tax purposes.

      GENERAL. Because the tax consequences to a participant may vary depending upon the participant's individual situation, and because such tax consequences are subject to change due to changes in tax laws or regulations, each participant should consult his or her personal tax advisor regarding the federal, and any state, local or foreign, tax consequences to the participant.

    PLAN BENEFITS UNDER THE 1997 STOCK INCENTIVE PLAN. The following table shows the benefits granted to the individuals identified below under the 1997 Stock Incentive Plan in the year 2000:

                                                 Options granted under the
Name and Position                                1997 Stock Incentive Plan
-----------------                                -------------------------



Robert M. Jelenic,                                     320,000
    Chairman, President and
    Chief Executive Officer

Jean B. Clifton,                                       160,000
     Executive Vice President,
     Chief Financial Officer and Secretary

Thomas E. Rice,                                         24,000
    Senior Vice President,
    Operations and Publisher and
    Chief Executive Officer, NEW HAVEN REGISTER

Allen J. Mailman,                                       25,000
    Senior Vice President, Technology

W. Wilson Dorward,                                      20,000
   Senior Vice President,
   Finance and Treasurer

John R. Purcell, Director and Nominee                   10,000
All current directors, who are not                      20,000
  executive officers, as a group
All current employees, excluding                       268,450
  executive officers, as a group
All current executive officers, as a group             586,500


      THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN.

PROPOSAL 4-APPROVAL OF THE CONTINUATION OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN

      On February 21, 2001, the Board approved and recommended for stockholder approval the continuation of the Executive Incentive Compensation Plan, a copy of which is attached hereto as Annex C. The Executive Incentive Compensation Plan provides quarterly and/or annual incentive awards to certain executive officers of the Company contingent upon the financial performance of the Company, to motivate individual and corporate performance that will inure to the benefit of the Company's stockholders. The Executive Incentive Compensation Plan is being submitted for stockholder approval in order for the Company's Chief Executive Officer's and Chief Financial Officer's incentive compensation to comply with the requirements of Section 162(m) of the Code. In general, Section 162(m) disallows deductions for compensation paid to a public corporation's top five executives, unless the compensation is based on performance and approved by stockholders. In the event stockholder approval of the continuation of the Executive Incentive Compensation Plan is not obtained, no compensation will be paid to the Chief Executive Officer or Chief Financial Officer under the plan and the Compensation Committee will consider other alternatives.

    PLAN ADMINISTRATION. The Executive Incentive Compensation Plan is administered by the Compensation Committee of the Board and all decisions and all actions thereof are conclusive and binding. The Compensation Committee establishes the performance goals which must be met before awards are payable under the plan, administers the plan in accordance with terms and conditions of the plan, and certifies prior to payment of any awards that the performance goals for which awards are payable were, in fact, met. The Executive Incentive Compensation Plan may be amended, in whole or in part, at any time by the Board of Directors.

    EFFECTIVE DATE AND ELIGIBILITY. The Executive Incentive Compensation Plan, as originally adopted and approved by the Board and approved by the stockholders was effective as of January 1, 1999 and will end on December 31, 2001. The continuation of the Executive Incentive Compensation Plan, approved by the Board and recommended for stockholder approval will continue the plan until December 31, 2004. The plan applies to the Company's fiscal quarters and fiscal year. Only the Chief Executive Officer, the Chief Financial Officer and executives in comparable positions with the Company are eligible to participate in the Plan.

    CALCULATION OF AWARDS. Each eligible participant is assigned an Individual Incentive Target for the purpose of calculating awards under the Executive Incentive Compensation Plan. The targets are expressed as a percentage of the participant's base compensation rate. For purposes of the Executive Incentive Compensation Plan, neither the Individual Incentive Target nor the base compensation  rate  used for the Chief  Executive  Officer  and Chief  Financial
Officer may be increased following approval of the Executive Incentive Compensation Plan by the Compensation Committee. The Individual Incentive Target represents the amount a participant would receive as an award under the plan adjusted up or down depending on actual Company financial performance during the quarter or year for which the award is calculated. The adjustment for Company performance could result in no payout or a payout up to two times the Individual Incentive Target. For all eligible participants other than the Chief Executive Officer and Chief Financial Officer, a subjective evaluation of the participant's contribution to the Company's performance is also completed by the Chief Executive Officer and the Compensation Committee and the award may be adjusted upward or downward as a result; provided, however, in no event may a participant's award be more than 200% of the applicable Individual Incentive Target.

    FINANCIAL PERFORMANCE CRITERIA. Company financial performance is measured by comparing actual financial results for a given quarter or year against the pre-determined financial performance goals established by the Compensation Committee. Once established, such goals may not be changed as they apply to the Chief Executive Officer or Chief Financial Officer, however, the Compensation Committee has discretion to change the performance goals for participants other than the Chief Executive Officer and Chief Financial Officer. The specific financial elements to be used in the comparison to actual financial results are:
Revenue Growth; Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"); and Earnings Per Share. The Compensation Committee will authorize the payment of incentive awards immediately before or as soon as practicable following the end of each quarter or year through a certification that the performance goals for which incentives are payable have been met.

    FEDERAL INCOME TAX CONSEQUENCES OF PLAN PARTICIPATION. Compensation payable under the Executive Incentive Compensation Plan will be taxable to participants as ordinary income (compensation) at the time of payment. The Company will generally be entitled to a corresponding compensation deduction, provided that the payments comply with the requirements of Section 162(m) of the Code.

    NEW PLAN BENEFITS UNDER THE EXECUTIVE INCENTIVE COMPENSATION PLAN. The dollar value of benefits under the Executive Incentive Compensation Plan is based on the future performance of the Company and, therefore, is not readily ascertainable. The maximum incentive compensation per year payable under the Executive Incentive Compensation Plan to the Chief Executive Officer and Chief Financial Officer during the term of the plan is $1,000,000 and $650,000, respectively. The amounts paid in 2000 to the Chief Executive Officer and the Chief Financial Officer, the only currently eligible participants under the Executive Incentive Compensation Plan, are shown in the "Bonus" column of the "Summary Compensation Table" in the "Executive Compensation" section of this Proxy Statement.

THE  BOARD  RECOMMENDS  THAT  THE  STOCKHOLDERS   VOTE  "FOR"  APPROVAL  OF  THE
CONTINUATION OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

            PROPOSAL 5-APPROVAL OF THE MANAGEMENT INCENTIVE RELATING
                               TO SOLD OPERATIONS

      On January 31, 2000, the Compensation Committee of the Board of Directors and the Board of Directors approved and recommended for stockholder approval, a management incentive relating to the sale of any of the Company's operations. Subject to stockholder approval, this incentive will provide financial awards to certain senior managers and selected publishers of the Company contingent upon the financial results of the sale process to motivate individual and corporate performance that will inure to the benefit of the Company's stockholders. This management incentive is being submitted for stockholder approval so that the Chief Executive Officer's and Chief Financial Officer's incentive compensation will comply with the requirements of Section 162(m) of the Code. In general,
Section  162(m)  disallows   deductions  for  compensation   paid  to  a  public
corporation's top five executives unless the compensation is based on performance and approved by stockholders.

    EFFECTIVE DATE AND ELIGIBILITY. The management incentive was approved by the Compensation Committee and the Board and became effective as of January 31, 2000. The Chief Executive Officer and the Chief Financial Officer have been designated by the Compensation Committee to receive management incentives. In addition, the Chief Executive Officer has the discretion to designate other senior managers and selected publishers who have played a significant role in the completion of the sale process as eligible to receive a financial award.

    CALCULATION OF AWARDS. An incentive pool equal to one percent of the sale prices of sold operations has been approved by the Board for the payment of management incentives to senior managers and selected publishers who play a significant role in the sale process. The Compensation Committee has determined the percentage share of the sale prices of sold operations for the Chief Executive Officer and the Chief Financial Officer. For all other eligible senior managers and publishers, the Chief Executive Officer will determine the incentives based upon each individual executive's contribution to the success of the sale process. For purposes of the management incentive, the Chief Executive Officer's and the Chief Financial Officer's percentage share of the sale prices of sold operations may not be increased following approval of the management incentive by the Compensation Committee. The actual dollar amount of the incentive awarded depends upon the actual sale prices realized by the Company from sold operations. For all eligible participants other than the Chief Executive Officer and the Chief Financial Officer, a subjective evaluation of the participant's contribution to the success of the sale process is completed by the Chief Executive Officer.

    FINANCIAL PERFORMANCE CRITERIA. The incentive pool is equal to one percent of the sale prices actually realized by the Company from the sale of operations. The Compensation Committee will authorize the payment of incentives as soon as practicable following the end of the quarter or year in which the sales of operations occurred through a certification of the sale prices for which incentives are payable.

    FEDERAL INCOME TAX CONSEQUENCES OF PLAN PARTICIPATION. Compensation payable under the management incentive will be taxable to participants as ordinary income (compensation) at the time of payment. The Company will generally be entitled to a corresponding compensation deduction, provided that the payments comply with the requirements of Section 162(m) of the Code.

    NEW PLAN BENEFITS UNDER THE MANAGEMENT INCENTIVE RELATING TO SOLD OPERATIONS. The dollar value of benefits under the management incentive is based on the actual sale prices realized from the sale of operations. Several sales of operations have been completed, however, others could be completed in the future and, therefore, the aggregate amount payable is not currently determinable. No management incentives relating to sold operations were paid in 2000.


      The following table sets forth the maximum percentage of the sale prices of sold operations that will be awarded as a management incentive to the individuals identified below:

NAME AND POSITION
-----------------

Robert M. Jelenic,                            0.50%
    Chairman, President and
    Chief Executive Officer

Jean B. Clifton,                              0.30%
     Executive Vice President,
     Chief Financial Officer and
     Secretary

Thomas E. Rice,                                 *
    Senior Vice President,
    Operations and Publisher and
    Chief Executive Officer,
    NEW HAVEN REGISTER

Allen J. Mailman,                               *
    Senior Vice President,
    Technology

W. Wilson Dorward,                              *
    Senior Vice President,
    Finance and Treasurer

All current employees, excluding                *
   executive officers listed above, as
   a group
All current directors, who are not       not applicable
   executiveofficers, as a
   group

    * At the discretion of the Chief Executive Officer.

      THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MANAGEMENT INCENTIVE RELATING TO SOLD OPERATIONS.

                              COSTS OF SOLICITATION

      The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card and the cost of solicitation of proxies on behalf of the Board will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone or by regular employees of the Company without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.



                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board knows of no other matters that will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons holding more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the Commission and the New York Stock Exchange. Directors, certain officers and greater than 10% stockholders are also required by Commission regulations to furnish the Company with copies of all such reports that they file. Based solely upon the Company's review of copies of such forms provided to it, the Company believes that all filing requirements were complied with during the fiscal year ended December 31, 2000, except that Form 3 was filed late by Thomas E. Rice (Senior Vice President, Operations and Publisher and Chief Executive Officer, NEW HAVEN REGISTER) and Form 3 was filed late by W. Wilson Dorward (Senior Vice President, Finance and Treasurer).

                       SUBMISSION OF STOCKHOLDER PROPOSALS

      The By-laws provide, in general, that if a stockholder intends to propose business or make a nomination for the election of directors at the annual meeting, the Company must receive notice of such intention no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is changed by more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting nor later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must include
(a) as to each person who the stockholder proposes to nominate for election or reelection, all information relating to the proposed nominee required by the Securities and Exchange Commission (the "Commission") to be disclosed in solicitations of proxies for election of directors in an election contest or, is otherwise required (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); or
(b) as to any other business, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made. The notice must also include (i) the name and address of the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and (ii) the


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

class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year's annual meeting, the required stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Company's Secretary at its principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The foregoing is only a summary of detailed provisions of the By-laws and is qualified by reference to the text thereof.

      Stockholder proposals submitted for inclusion in the proxy statement to be issued in connection with the Company's 2002 Annual Meeting of Stockholders must be mailed to the Secretary, Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, and must be received by the Secretary on or before December 13, 2001. In addition, stockholder proposals for presentation at the Company's 2002 Annual Meeting of Stockholders must be received by the Secretary no sooner than January 16, 2002 and no later than February 15, 2002.

                                  ANNUAL REPORT

      A copy of the Company's 2000 Annual Report is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of the Annual Report may obtain one, without charge, by writing, e-mailing or calling Melissa L. Capestro, Assistant Secretary, Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, e-mail mcapestro@journalregister.com or telephone (609)
                                -----------------------------
396-2200.

                                          By Order of the Board of Directors,





                                          Jean B. Clifton
                                          SECRETARY

Trenton, New Jersey
April 12, 2001




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




                                                                         ANNEX A

                            JOURNAL REGISTER COMPANY
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

The Charter governs the operation of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least two directors (three directors are required by the NYSE by June 14, 2001), each of whom shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the system of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for the purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's stockholders. The committee shall have ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independent

      Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to stockholders' approval.

o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.


o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.




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






                                                                         ANNEX B

                            JOURNAL REGISTER COMPANY

                  AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN

The Journal Register Company 1997 Stock Incentive Plan (the "Plan") is hereby amended, effective as of March 27, 2001, subject to the approval of the Company's stockholders. Capitalized terms used and not defined herein shall have the meaning assigned to them in the Plan.

     1. The first two sentences of Section 3 of the Plan are amended to read in their entirety as follows: "The total number of shares of Common Stock reserved and available for grant under the Plan shall be 6,383,750, subject to the third paragraph of this Section 3. No participant may be granted Awards covering in excess of 700,000 shares of Common Stock in any fiscal year or in excess of 2,500,000 shares of Common Stock over the term of this Plan, in each case, subject to the third paragraph of this Section 3."

     2. A new Section 15 is added to the Plan, reading in its entirety as follows:

     SECTION 15. CHANGE IN CONTROL.

     (a) IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, other than Sections 15(c) and (d), in the event of a Change in
Control:

          (i) any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested (unless the award to the specific individual provides otherwise);

          (ii) if the holder of a Stock Option or Stock Appreciation Right incurs a Termination of Employment for any reason other than for Cause within one year after the Change in Control, such Stock Option or Stock Appreciation Right shall remain exercisable for not less than the lesser of one year or the balance of its term;

          (iii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant; and

          (iv) the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

          (b) DEFINITION OF CHANGE IN CONTROL. A "Change in Control" shall mean the happening of any of the following events:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), other than Warburg, Pincus, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that, for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or
     (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 15(b); or

          (ii) individuals who, as of March 27, 2001, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to March 27, 2001 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding Warburg, Pincus, any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

          (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          (c)The foregoing provisions of Section 15 shall not apply to an Award if and to the extent so provided by the Committee at the time of grant and, in such case, specified in such grant agreement.

     3. The amendment made by the foregoing paragraph 2 of this Amendment shall be applicable to Awards granted before the effective date hereof as well as Awards granted on or after such date, without the necessity of further action by the Company or the holders thereof.

     4. The Plan is in all other respects ratified and confirmed without amendment.

                                                                         ANNEX C

                            JOURNAL REGISTER COMPANY
                      EXECUTIVE INCENTIVE COMPENSATION PLAN

PURPOSE OF THE PLAN

      The Executive Incentive Compensation Plan (the "Plan") has been established to support Journal Register Company's (the "Company") objective of being a leader in the newspaper industry, and a company that stresses high quality products and services, superior customer service, and a good return on its stockholders' investment. The Plan provides quarterly and/or annual incentive awards to certain executive officers of the Company, contingent upon the financial performance of the Company, to motivate individual and corporate performance that will inure to the benefit of the Company's stockholders.

      The Plan, as it applies to the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO"), is intended to comply with Section 162(m) of the Internal Revenue Code. Any Plan provision, which is determined to be in conflict with the Code section, shall be null and void.

PLAN ADMINISTRATION

      The Compensation Committee of the Board of Directors administers the Plan. The Compensation Committee establishes the performance goals which must be met before awards are payable under the Plan, administers the Plan in accordance with terms and conditions of the Plan, and certifies, prior to payment of any awards, that the performance goals for which awards are payable were, in fact, met.

EFFECTIVE DATE

      The Plan applies to the Company's fiscal quarters and fiscal year.

ELIGIBILITY

      The Chairman, President and CEO, the Executive Vice President and CFO, and executives in comparable positions with the Company are eligible to participate in the Plan.

      To be eligible to receive an incentive award during any given fiscal year, a participant must be in an eligible position during that fiscal year and remain in an eligible position until the date the awards for that fiscal year are paid.

      Participants who assume an eligible position after the beginning of a fiscal year will be eligible to participate in the Plan during that year. Their Individual Incentive Target will be pro-rated; however, to reflect the actual number of days in that position during the year versus the total number of available work days in the year. Participants who leave the Company, either on a voluntary or involuntary basis, prior to the date awards are paid will cease to be eligible to participate in the Plan on the effective date of their termination of employment.

CALCULATION OF AWARDS

      Each eligible participant is assigned an Individual Incentive Target for the purpose of calculating awards under the Plan. The targets are based in part on the participant's base compensation rate. The Individual Incentive Target represents the amount a participant would receive as an award under the Plan for the quarter or year if all the Company financial performance goals were met. The actual award amount may be higher or lower than this amount depending on actual Company financial performance during the quarter or year for which the award is calculated. For the purposes of the Plan, the base compensation rate of the CEO and CFO may not be increased after the Compensation Committee has established the Individual Incentive Target for that particular fiscal year.

      Company financial performance is measured by comparing actual financial results for a given quarter or year against the financial performance goals established by the Compensation Committee prior to the beginning of that fiscal quarter or year. Such goals shall not change, as this Plan applies to the CEO and CFO. The specific financial elements used in this comparison are one or more of the following: Revenue Growth; EBITDA; and Earnings Per Share. The Compensation Committee authorizes the payment of incentive awards immediately before, or as soon as practicable following the end of each quarter or year and certifies that the performance targets for which incentives are payable have been met.

      The award level based on Company financial performance may range from 0% to 200% depending on actual results. For participants other than the CEO and CFO, after the award level is calculated, the Compensation Committee and the CEO subjectively evaluate such participant's contribution to the Company's performance and the award may be adjusted upward or downward as a result provided however, in no event shall a participant's award be more than 200% of the applicable Individual Incentive Target. The Compensation Committee reserves the right to reduce the level of incentives payable for all participants, at their sole discretion.

AWARD PAYMENTS

      Awards shall be paid immediately before, or as soon as practicable following, the end of the fiscal quarter or year for which awards are payable.

OTHER INFORMATION

      The establishment of the Plan, the payment of any award, or any action of the Compensation Committee in connection with the Plan shall not be held or construed to confer upon any participant any legal right to be continued in the employ of the Company.

      Any decision made or action taken by the Compensation Committee in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of the Compensation Committee and shall be conclusive and binding upon all persons.

      The Plan may be terminated, suspended, withdrawn, amended or modified in whole or in part at any time. No member of the Board of Directors or Compensation Committee shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, officer, agent or participant, except in circumstances involving bad faith, for anything done or omitted to be done by himself/herself.